Exhibit 99.1

TEARLAB TO PRESENT AT COWEN & COMPANY 29th ANNUAL HEALTH CARE CONFERENCE

San Diego, CA – March 16, 2009 – OccuLogix, Inc. dba TearLab Corporation (NASDAQ: TEAR and TSX: TLB) today announced that Benjamin Sullivan, Ph.D, Chief Scientific Officer for the Company, is scheduled to present at the Cowen & Company 29th Annual Health Care Conference in Boston, Massachusetts. A live webcast of its presentation scheduled for Tuesday, March 17, 2009, at 1:40 p.m. Eastern Time (10:40 a.m. Pacific Time), may be accessed via the Internet.

About OccuLogix, Inc. dba TearLab Corporation
OccuLogix dba TearLab Corporation (www.tearlab.com <http://www.tearlab.com> ) is an in-vitro diagnostics company that develops and commercializes a proprietary tear testing platform, TearLab™, for use in the physician and clinical office. The Company employs lab-on-a-chip technologies (integrating one or several laboratory functions on a chip only millimeters in size) that enable healthcare practitioners to rapidly test for highly sensitive and specific biomarkers in tears at the point-of-care. Headquartered in San Diego, CA and with offices in Milton, Ontario and Alpharetta, GA, TearLab Corporation’s common shares trade on the NASDAQ Global Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’. TearLab received the CE Mark for its TearLab™ Osmolarity System in 2008. The TearLab™ Osmolarity System is currently available in the U.S. for investigational use only.

Forward-Looking Statements
This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

For Further Information Please Contact:

Investor Relations:
Eric Donsky, CEO
TearLab Corporation
858-794-1422
edonsky@tearlab.com

Media Inquiries:
Tracy Puckett
TearLab Corporation
678-566-3829
tpuckett@tearlab.com